UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2022, the stockholders of Arcturus Therapeutics Holdings Inc. (the “Company”) approved an amendment (the “2019 Plan Amendment”) to the Company’s Amended and Restated 2019 Omnibus Equity Incentive Plan (as amended, the “2019 Plan”). The 2019 Plan Amendment (i) increases the maximum number of shares of common stock available to 2019 Plan participants by 3,750,000 shares and (ii) increases the fair market value of cash or share awards a non-employee director may be granted in a calendar year under the 2019 Plan together with any awards granted outside of the 2019 Plan from $500,000 to $2,000,000 for newly-appointed directors, any lead independent director and any non-employee chair, or $1,000,000 for each other non-employee director. The foregoing is merely a summary of the 2019 Plan Amendment and the 2019 Plan, and is qualified in its entirety by reference to the 2019 Plan, as amended by the 2019 Plan Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2022, the Company held its annual meeting of stockholders (the “Meeting”). The total number of shares entitled to vote at the Meeting was 26,418,965 and there were present at the Meeting, in person or by proxy, 20,945,705 shares, which constituted a quorum for the Meeting.

At the Meeting, the stockholders voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 12, 2022:

(1) To elect Dr. Peter Farrell, Joseph E. Payne, Andy Sassine, James Barlow, Dr. Edward W. Holmes, Dr. Magda Marquet and Dr. Jing L. Marantz to the Board of Directors (the “Board”), to serve until our next annual meeting of stockholders;

(2) To approve, on a non-binding advisory basis, the resolution approving named executive officer compensation;

(3) To approve the 2019 Plan Amendment to amend the 2019 Plan;

(4) To approve, on a non-binding advisory basis, the preferred frequency of stockholder advisory votes on executive compensation, referred to as “say-on-frequency”; and

(5) To ratify the appointment of Ernst & Young LLP (“E&Y”), as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

The final results of the stockholder votes at the Meeting are set forth below:

Proposal No. 1

	For	Withhold	Broker Non-Votes
Approval of the election of the following individuals as directors of the Company, as provided in Proposal Number 1 of the Proxy Statement:
(1) Dr. Peter Farrell	13,891,902	3,815,108	3,238,695
(2) Joseph E. Payne	17,158,459	548,551	3,238,695
(3) Andy Sassine	16,877,525	829,485	3,238,695
(4) James Barlow	16,966,625	740,385	3,238,695
(5) Dr. Edward W. Holmes	17,022,173	684,837	3,238,695
(6) Dr. Magda Marquet	17,078,687	628,323	3,238,695
(7) Dr. Jing L. Marantz	17,164,657	542,353	3,238,695

Proposal No. 2

	For	Against	Abstain	Broker Non-Votes
Approval, on a non-binding advisory basis, the resolution approving named executive officer compensation, referred to as “say-on-pay,” as provided in Proposal Number 2 of the Proxy Statement:	17,271,355	205,052	230,603	3,238,695

Proposal No. 3

	For	Against	Abstain	Broker Non-Votes
Approval of the 2019 Plan Amendment, as provided in Proposal Number 3 of the Proxy Statement:	9,375,429	8,044,751	286,830	3,238,695

Proposal No. 4

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Approval, on a non-binding advisory basis, the preferred frequency of stockholder advisory votes on executive compensation, referred to as “say-on-frequency, as provided in Proposal Number 4 of the Proxy Statement:	12,516,033	16,300	5,006,920	167,757	3,238,695

In accordance with the voting results on this proposal which sets forth the preference of a majority of the Company’s stockholders, the Board of Directors has determined that the Company shall hold an advisory vote on executive compensation every year until the next say-on-frequency vote.

Proposal No. 5

	For	Against	Abstain	Broker Non-Votes
Approval of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, as provided in Proposal Number 5 of the Proxy Statement:	20,933,534	7,704	4,467	N/A

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1 * †	Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended

* Filed herewith.

† Management compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: June 24, 2022

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer